certification [Exhibit 99.906CERT]

Gregory Sachs, Principal Executive Officer/President, and Michelle Sibley, Principal Financial Officer/Treasurer of Alternative Strategies Income Fund (the “Registrant”), each certify to the best of his/her knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2025, (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President		Principal Financial Officer/Treasurer
Northern Lights Fund Trust		Northern Lights Fund Trust

/s/ Gregory Sachs		/s/ Michelle Sibley
Gregory Sachs		Michelle Sibley
Date:	3/10/2026	Date:	3/10/2026

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.